Exhibit 10.2

AMENDMENT NO. 1

TO

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Limited Partnership Agreement of Industrial Property Operating Partnership LP (the “Partnership”) is executed as of March 5, 2014 by Industrial Property Trust Inc., a Maryland corporation (“IPT”), in its capacity as the sole general partner of the Partnership (the “General Partner”).

RECITALS

WHEREAS, the Partnership was formed on August 28, 2012 as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on August 28, 2012;

WHEREAS, the Partnership is governed by, and the respective rights and obligations of the General Partner and the Limited Partners of the Partnership are set forth in, that certain Amended and Restated Limited Partnership Agreement, dated as of August 13, 2013 (the “Partnership Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Partnership Agreement;

WHEREAS, IPT conducts its business through the Partnership and, in connection therewith, contributes certain assets to the Partnership from time to time in exchange for Partnership Units in accordance with the terms of the Partnership Agreement;

WHEREAS, the General Partner desires to amend the Partnership Agreement to update Exhibit A to the Partnership Agreement to reflect the Percentage Interests and Partnership Units held by the Partners in the Partnership as of December 31, 2013; and

WHEREAS, pursuant to Article 11 of the Partnership Agreement, the General Partner is entitled to effect this Amendment without the consent of the Limited Partners.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner hereby agrees as follows:

1. Amendment. Exhibit A to the Partnership Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

2. Ratification. The Partnership Agreement and its terms and provisions, as modified by this Amendment, are hereby ratified and affirmed, and shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

GENERAL PARTNER:

INDUSTRIAL PROPERTY TRUST INC., a Maryland corporation

By:	/s/ Thomas G. McGonagle

Name:	Thomas G. McGonagle

Title:	Chief Financial Officer

EXHIBIT A

Partner	Cash Contribution	Agreed Value of Capital Contribution	Partnership Units	Special Partnership Units	Percentage Interest	Special Percentage Interest
GENERAL PARTNER:
Industrial Property Trust Inc. 518 17th Street, 17th Floor Denver, CO 80202	$2,000	$2,000	200	—	<0.1%	—
ORIGINAL LIMITED PARTNER:
Industrial Property Trust Inc. 518 17th Street, 17th Floor Denver, CO 80202	$3,985,378	$3,985,378	419,738.26	—	>99.9%	—
SPECIAL LIMITED PARTNER:
Industrial Property Advisors Group LLC 518 17th Street, 17th Floor Denver, CO 80202	$1,000	$1,000	—	100	—	100%
Totals	$3,988,378	$3,988,378	419,938.26	100	100%	100%